Exhibit 99-2
Names and Addresses of Additional Reporting Persons:

Charles B. Johnson
Franklin Templeton Investments
100 Franklin Parkway
San Mateo, CA 94403-1906

Robert C. Rosselot, Attorney-in-Fact for Charles B. Johnson pursuant to a Limited Power of Attorney filed herewith as Exhibit 24-1.


Rupert H. Johnson, Jr.
Franklin Templeton Investments
100 Franklin Parkway
San Mateo, CA 94403-1906

Robert C. Rosselot, Attorney-in-Fact for Rupert H. Johnson pursuant to a Limited
  Power of Attorney filed herewith as Exhibit 24-2.
Templeton Asset Management Ltd.
7 Temasek Boulevard
#38-03 Suntec Tower One
Singapore 038987
Robert C. Rosselot, Attorney-in-Fact for Gregory E. McGowan, Director of Templeton Asset Management Ltd. Filed herewith as Exhibit 24-3.